EXHIBIT 31.1

CERTIFICATION

I, Thomas C. Cook, Esq., President, hereby certify that:

1. I have reviewed this quarterly report on Form 10-Q of The Banker's Store, Inc. (the "small business issuer");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of and for the periods presented in this report;

4. I am responsible for establishing and maintain in disclosure controls and procedures (as defined in Exchange Act rules 13a-15(e) and 15d-15(e)) for the small business issuer;

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, the small business issuer's audit committee of the board of directors (or persons performing the equivalent functions):

a. Significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting; or

c. Have reported such deficiencies, weaknesses, fraud material or not that involves management or others as it have been discovered.



/s/ Thomas C. Cook, Esq.
------------------------
Thomas C. Cook, Esq.
President

May 22, 2009

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